Exhibit 10.1

CONSULTANT SERVICE AGREEMENT

THIS CONSULTANT SERVICE AGREEMENT (the “Agreement”) is deemed made, entered into and effective this 17thday of January, 2010 (the “Effective Date”).

Between:  KURRANT MOBILE CATERING, INC., Inc., a Colorado Corporation, with its principle business address at 194 Hermosa Circle, Durango, Colorado, 81301;

(the “Company").

And:  Trilogy International Management inc. having its principal place of business at 555 Montrose dr. unit 21 Beaconsfield, Qc Canada H9W6B4.

 (the "Consultant").

WHEREAS:

A.           The Company is a reporting company incorporated under the laws of the State of Colorado, U.S.A., and has its common shares listed for trading on the NASDAQ Over-The-Counter Bulletin Board;

B.           The Company is involved in the principal business of editing and book publishing (collectively, the “Business”);

C.           The Consultant is a professional organization within the field of intellectual property rights management and desires to provide professional consulting services to the Company;

D.           The Company desires to retain the services of the Consultant and the Consultant desires to accept such mandate, in order to provide such related services to the Company (collectively, the “General Services”);

E.           It is the intention of the Company and the Consultant (at times referred to herein as “Parties”) hereby to memoralize all such agreements and understandings between them relating to the terms and conditions of the General Services and, correspondingly, it is their further intention that the terms and conditions of this agreement (the “Agreement”) will replace, in their entirety, all such prior discussions, negotiations, understandings and agreements with respect to the General Services;

F.           The Parties hereto have agreed to enter into this Agreement which replaces, in its entirety, all such prior discussions, negotiations, understandings and agreements, and, furthermore, which necessarily clarifies their respective duties and obligations with respect to the General Services to be provided hereunder, all in accordance with the terms and conditions of this Agreement;

G.           The Parties do not wish this Agreement to be an employment agreement and intend to maintain an independent contractor relationship whereby the Consultant will continue to provide the General Services hereunder.  The Consultant shall allocate, in his discretion, the amount of time appropriate to providing General Services to the Company and the manner of the provision of any part of the General Services.  The Consultant may choose the location from which the Consultant’s General Services are rendered, select the times during which such General Services are rendered, and the optimal form of communication through which to deliver or provide such General Services.  Provided however, all decisions of the Consultant in rendering the General Services must be made in good faith, in the best mutual interests of the Consultant and the Company, and carried out in a manner that is generally consistent with accepted industry standards for the provision of such General Services.

H.           This Agreement when duly signed and accepted by the Consultant; will define the duties, responsibilities and obligations of the Consultant; set forth and provide the consideration, expense allowances and any other consideration offered or provided to the Consultant hereunder; and as offered by the Company to other independent contractors providing professional services and consulting services to the Company.

NOW THEREFORE, in consideration of the recited ongoing relationship of the Parties and the promises, covenants, assurances, agreements and financial compensation provided by and between the Parties all of which is mutually acknowledged as good and sufficient consideration, by and between the Parties hereto, and the Company and the Consultant hereby promise, covenant and agree as follows:

1.	Remuneration

1.1
The Company shall pay to the Consultant One million five hundred common shares (1,5M) to be issued in accordance with rule 144 of the Law, such shares being valued at .02 as per the Company’s board resolution attached herewith;.

1.2	N/A;

1.3
The compensation provided for herein will be inclusive of any remuneration otherwise payable to the Consultant may be for serving the Company or any subsidiary of the Company at the request of the Company during the currency of this Agreement.

2.	Expenses

2.1
The Company shall reimburse the Consultant the full amount for all expenses reasonably incurred by the Consultant in the proper performance of the General Services, where such expenses are pre-approved under this Agreement, pre-approved by the Company’s Board of Directors (the “Board”) or the controller of the Company at any specified rate or amount, or upon the Consultant providing such receipts or other evidence as the Company may reasonably require.

3.	Notice of Termination and Termination of the Agreement

3.1
Any Party can terminate this Agreement upon thirty (30) days written notice (herein called “Notice of Termination”) to the other Parties. If the Company terminates the Agreement prior to the Termination Date for any reason other than the Consultant’s gross negligence, all shares issued.

3.2	N/A

3.3	N/A

3.4	All expenses and other reimbursable cost payable to the Consultant hereunder are payable to the date of effective Notice of Termination as provided hereunder.

4.	Term of Agreement

4.1
Unless otherwise agreed to in writing by the Parties, this Agreement will commence on the Effective Date and continue on for a Three months period at which date it shall terminate (herein called the “Termination Date”).  The Agreement may be renewed thereafter upon the mutual consent of the Parties.

5.	General Services

5.1
During the continuance of this Agreement the Consultant also agrees to provide the services as more fully described in Schedule A attached herewith and such related services, as the Board may, from time to time, reasonably assign to the Consultant and as may be necessary for the ongoing maintenance and development of the Company’s various Business interests during the continuance of this Agreement (herein collectively described as the “General Services”). Any extraordinary mandate shall be the object of an agreement between the parties for additional compensation.

5.3	N/A;

5.4	The Consultant will perform the said General Services faithfully, diligently, to the best of the Consultant’s capabilities with the resources at its disposal and in the best interests of the Company.

5.5	N/A;

5.6
In any event the Consultant will not engage in any activity which is in a conflict of interests with its engagement under this Agreement or contrary to the best interests of the Company.  In that regard, the Consultant and the Company shall regularly consult and make necessary and appropriate records available to one another to assure them, and each of them, that no potential or actual conflict of interest arises in the performance of the responsibilities hereunder by the Consultant.

6.	Confidentiality, Non-Disclosure, Non-Competition and Non-Circumvention

6.1
Subject to the provisions of Section 5.6 hereof to prevent conflicts of interest, the Consultant hereby covenants, promises and agrees that he will be provided with confidential, proprietary and valuable information by the Company about its clients, properties, prospects and financial circumstances from time to time during the currency of this Agreement, in order to permit the Consultant to properly, effectively and efficiently carry out its tasks, duties and activities hereunder. However, by providing such disclosure of Confidential Information to the Consultant, the Company relies on the Consultant to hold such information as confidential and only disclose the same to those parties, whether directors, officers, employees, agents, representatives or clients and contacts of the Consultant “who need to know”, in order that the Consultant can carry out the objects of this Agreement as provided for herein and as communicated as between the Company and the Consultant during the currency of this Agreement.  Due to the nature of the relationship of the Consultant to the Company no more precise limitations can be placed on the Consultant’s use and disclosure of Confidential Information received from the Company pursuant hereto than as described herein.

6.2
The general nature of the Agreement between the Parties is that the Consultant (also called the “Independent Contractor”) acting as an independent contractor and consultant to the Company, whereby the Independent Contractor will act on the Company’s behalf in the promotion of the Company’s interests and by way of introductions, consulting to and advising of the Company on matters related to the Business.  The result of these terms and conditions of disclosure of Confidential Information to the Independent Contractor by the Company is that the Independent Contractor will:

(a)
Only disclose such Confidential Information on a “need to know” basis, but it will be up to the Independent Contractor’s reasonable discretion in acting on behalf of and in the best interests of the Company to determine what group or groups “need to know” about such information pursuant to the nature and scope of this Agreement;

(b)
The disclosure of Confidential Information from the Company to the Independent Contractor further to the intents and purposes of this Agreement will prohibit the Independent Contractor from directly or indirectly using the Confidential Information in a manner that is in conflict with or contrary to the best interests of the Company, except with the Company’s written consent;

(c)
The Independent Contractor will not use Confidential Information in a manner that in the view of the Company would constitute a direct or indirect use for a purpose which is in competition with the best interests of the Company or would be a circumvention of the Company’s right or interest in a particular Business opportunity.

(d)
The meaning of Confidential Information (herein called “Confidential Information”) will include any information disclosed by the Company that is declared by the Company either verbally or in writing, depending on the means of communication of such Confidential Information by the Company to the Independent Contractor.

(e)	The restrictions on disclosure of Confidential Material do not apply to any of the following circumstances:

(i)	Information forming part of the public domain, which became such through no disclosure or breach of this Agreement on the Independent Contractor’s behalf;

(ii)	Information which the Independent Contractor can independently prove was received from a Third Party, which was legally entitled to disclose such information;

(iii)
Information which the Independent Contractor is legally obligated to disclose in compliance with any applicable law, statute, regulation, order, ruling or directive of an official, tribunal or agency which is binding on the Consultant, provided that the Independent Contractor must also provide the Company with notice of such disclosure at or before releasing or disclosing the Confidential Information to such official, tribunal or agency so that the Company is afforded an opportunity to file a written objection to such disclosure with such official, tribunal or agency.

6.3
The Independent Contractor understands, acknowledges and agrees that the covenants to keep the Confidential Information confidential and not disclose it to Third Parties, except in conformity with this Agreement, is necessary to protect the proprietary interests of Company in such Confidential Information and a breach of these covenants would cause significant loss to the Company in regard to its competitive advantage, market opportunities and financial investment associated with protection of its Confidential Information.

6.4
The Independent Contractor further understands, acknowledges and agrees that a breach of these covenants of confidentiality, non-disclosure, non-competition and non-circumvention under this Section 6 (in combination the “Covenants of Confidentiality, Non-Circumvention and Non Disclosure”), will likely cause such irreparable harm to the Company that damages alone would be an inadequate remedy and the Independent Contractor consent and agree such equitable remedies including injunctive relief against any further breach which are reasonably justified in addition to any claim for damages based on a breach of these Covenants of Confidentiality, Non-Circumvention and Non Disclosure.

6.5
The Parties mutually acknowledge, confirm and agree that the Covenants of Confidentiality, Non-Circumvention and Non-Disclosure will survive Termination of this Agreement and will continue to bind the Independent Contractor to protect the Company’s interest in such Confidential Information disclosed pursuant hereto.

7.	Change of Control.

7.1	N/A;

General Clauses

8.	Governing Law, Jurisdiction and Currency

8.1	This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada, without giving effect to the principles of conflicts of law thereof.

8.2
Unless otherwise mutually agreed to in writing by the Parties, any action, proceeding or arbitration in regard to a dispute or direction relating to the subject matter of this Agreement will be solely within the jurisdiction of the appropriate court, tribunal or arbitrator of competent jurisdiction within the State of Nevada.

8.3	Unless otherwise expressly provided for herein or agreed upon in writing by the Parties, all references to money or money consideration are deemed to be in United States Currency (“US$”)

9.	Notice

9.1
All notices to be given with respect to this Agreement, unless otherwise provided for, shall be given to Cleary, the Company and the Consultant at the respective addresses, fax numbers and email addresses shown below or otherwise communicated by the Parties to each other for such notice and service matters during the currency of this Agreement.

9.2
All notices, requests, demands or other communications made by a Party will be deemed to have been duly delivered: (i) on the date of personal delivery utilizing a process server, courier or other means of physical delivery to the intended recipient (“Personal Service”); or (ii) on the date of facsimile transmission (the “Fax”) on proof of receipt of the Fax; or (iii) on the date of electronic mail (the “email”) with verifiable proof of receipt of such email; or (iv) on the seventh (7th) day after mailing by registered mail with postage prepaid (“Registered Mail”), to the Party’s address, Fax number, email address set out in this Agreement or such other addresses Fax numbers or email address as the Parties or their Representatives may have from time to time during the currency of this Agreement or thereafter and communicated to the other Parties for the purposes of this Agreement.

To:         Kurrant Mobile Catering, Inc.
194 Hermosa Circle
Durango, Colorado
81301
Or
 C/o              Diane D. Dalmy, Attorney At Law
8965 W. Cornell Place
Lakewood, Colorado 8022
Tel: (303) 985-9324
Fax: (303) 988-6954
Emaile:ddalmy@earthlink.net

          To:           Trilogy International Management inc.
     555 Montrose dr. Unit 21
Beaconsfield, Québec
H9W 6B4
   peter@trilogymgmt.com

10.	Entire Agreement

10.1
This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and replaces, restates in full and supersedes all other prior agreements and understandings, both written and oral.

10	Assignments

10.1	The Parties agree that neither will assign this Agreement without prior written consent of the other Party.

11.	Inurement

11.1
This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and authorized assigns. Any attempt by either party to assign any rights, duties or obligations that may arise under this Agreement without the prior written consent of the other party shall be void.

12.	Entire Agreement and Severance

12.1
This document contains the entire agreement between the Parties with respect to the subject matter hereof, and neither Party is relying on any agreement, representation, warranty, or other understanding not expressly stated herein. In the event that any provision of this Agreement will be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions will nevertheless remain in full force and effect and will be construed as if the unenforceable portion or portions were deleted.

13.	Time if of the Essence

13.1
Time is of the essence in this Contract.  A waiver of the strict performance requirements hereunder in on instance will not constitute a waiver for any other instance where time for performance is specified herein..

14	Counterparts and Execution Electronically

14.1
Where the Parties hereto or their authorized signatories have signed, sealed and duly executed this Agreement effective the date above shown whether as a whole document in original form or in several counterparts; each such counterpart shall be considered as an original and in combination comprises the formal execution hereof.  The Parties acknowledge and consent to the execution of this Agreement and all related documents and notices pursuant hereto by electronically scanned signatures or facsimile transmission, either of which will constitute good and sufficient execution, service and notice for all intents and purposes hereunder and will be deemed to be as effective as if an originally “signed-in-hand” physical document was used instead.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF this Agreement is hereby signed, sealed and duly executed by the Parties or their duly authorized signatories on the Effective Date first above written.

KURRANT MOBILE CATERING INC.                                                            )
)
)                                                                                   (C/S)
_______________________________________________________)

Authorized Signatory                                                                                          )

Trilogy International Management inc.                                                            )
)
)
_______________________________________________________)

Signature of Witness                                                                                          )                                                  ____________________________________
)
_______________________________________________________)

Address of Witness                                                                                            )
)
_______________________________________________________)
Name and Occupation of Witness                                                                    )

SCHEDULE A

Trilogy will take on, for a limited period of time, exclusive representation of company’s subsidiary rights catalogue of properties.
Represent the company’s properties to interested partners in the broadcast and multiplatform application industry.